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Exhibit 4.7

FORM OF

UNIT AGREEMENT

DATED [    •    ]

TPG N.V.,

    •    ,
as Agent,

    •    ,
as Trustee under the Indenture referred to herein,

    •    ,
as Warrant Agent under the Warrant Agreement referred to herein,

and

    •    ,
as Purchase Contract Agent under the
Purchase Contract Agreement
referred to herein

i

	8.9	Effect of Headings and Table of Contents	20
	8.10	Successors and Assigns	20
	8.11	Separability Section	20
	8.12	Benefits of Agreement	20
	8.13	Governing Law	20
	8.14	Counterparts	21
	8.15	Inspection of Agreement	21
Schedule
1.	FORM OF UNIT CERTIFICATE		23

ii

UNIT AGREEMENT

Dated as of    •    ,

AMONG:

(1)
TPG N.V., a limited liability public company incorporated under the laws of the Netherlands (TPG),

(2)
•    , acting solely as unit agent under this Agreement (in its capacity as unit agent, the Agent, except to the extent that this Agreement specifically states that the Agent is acting in another capacity),

(3)
•    , as trustee under the Indenture described below (in its capacity as trustee under the Indenture described below, the Trustee),

(4)
•    , as purchase contract agent under the Purchase Contract Agreement described below (in its capacity as the purchase contract agent under the Purchase Contract Agreement described below, the Purchase Contract Agent), and

(5)
•    , as warrant agent under the Warrant Agreement described below (in its capacity as warrant agent under the Warrant Agreement described below, the Warrant Agent).

WHEREAS

(A)
TPG has entered into an Indenture dated as of    •    between TPG and    •    , as Trustee (the Indenture),

(B)
TPG has entered into a Purchase Contract Agreement dated as of    •    between TPG and    •    , as Purchase Contract Agent (the Purchase Contract Agreement);

(C)
TPG has entered into a Warrant Agreement dated as of    •    between TPG and    •    , as Warrant Agent (the Warrant Agreement);

(D)
TPG desires to provide for the issuance of units (the Units) consisting of one or more Ordinary Shares, Notes, Warrants and/or Purchase Contracts, each as defined below, or any combination thereof; and

(E)
TPG desires the Agent to act on behalf of TPG, and the Agent is willing so to act, in connection with the issuance and exercise of Units and the registration, transfer, exchange and replacement of Unit Certificates (Unit Certificates) and other matters as provided herein.

NOW, THEREFORE, for due and adequate consideration, the parties hereto hereby agree as follows:

1.     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1   Definitions

  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

  (a)
  the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular;

  (b)
  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the Netherlands in effect at the time of any computation; and

  (c)
  the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

  Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control, with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

  Agent means the Person named as the Agent in the first paragraph of this Agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter Agent shall mean such successor Person.

  Agreement means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

  American Depositary Share or ADS means an American Depositary Share representing one ordinary share on deposit with Citibank, N.A., as the depositary bank pursuant to the Deposit Agreement dated as of June 15, 1998 among TPG, Citibank, N.A., as the depositary bank, and the holders and beneficial owners of American Depositary Receipts issued thereunder.

  Automatic Separation Date has the meaning specified in Section 4.1.

  Board of Directors means the Supervisory Board, Executive Board or any committee duly authorized to act on its behalf with respect to this Agreement.

  Board Resolution means one or more resolutions certified by the Secretary or an Assistant Secretary of TPG to have been duly adopted or consented to by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

  Corporate Trust Office means the office of the Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at    •    .

  Definitive, when used in connection with a Security, shall refer to the definitive form for that Security.

  Definitive Security means any Security in definitive form.

  Definitive Unit means any Unit comprised of Definitive Securities.

  Definitive Unit Certificate means a Certificate for a Definitive Unit.

  Depositary means DTC or any successor as the Holder of any Global Units.

  DTC means The Depository Trust Company or its nominee.

  Exchange Act means the United States Securities Exchange Act of 1934, as amended.

  Global, when used in connection with a Security, shall refer to the global form of that Security.

  Global Security means any Security in global form.

  Global Unit means any Unit that comprises the Global Securities and is represented by a Global Unit Certificate.

  Global Unit Certificate means a Certificate in registered form for a Global Unit.

  Holder means, in the case of any Security or Unit, the Person in whose name such Security or the Securities constituting a part of such Unit are registered on the relevant Security Register.

  Indenture has the meaning specified in the first recital in this Agreement.

  Issuer Order means a written statement, request or order of TPG signed in its name by any one of the following: the chairman of the Board of Directors, the chief executive officer, a vice chairman of the Board of Directors, the chief financial officer or the treasurer or any other person certified by any of the foregoing officers in an Officer's Certificate to be an executive officer of TPG or authorized by the Board of Directors to execute any such written statement, request or order and delivered to the Agent.

  Note means a note issued pursuant to the Indenture.

  Officer's Certificate means a certificate signed by the chairman of the Board of Directors, the chief executive officer, a vice chairman of the Board of Directors, the chief financial officer or the treasurer of TPG (or any other officer identified by any of the foregoing officers in an Officers' Certificate to be an executive officer of TPG) and the secretary, an assistant secretary or the controller of TPG and delivered to the Agent.

  Opinion of Counsel means an opinion in writing signed by legal counsel, who may be an employee of or counsel to TPG and who shall otherwise be reasonably satisfactory to the Agent.

  Ordinary Share means an ordinary share of TPG in the form of an ordinary share or American Depositary Shares.

  Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  Purchase Contract means a purchase contract issued pursuant to the Purchase Contract Agreement.

  Purchase Contract Agent means the Person named as the Purchase Contract Agent in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter Purchase Contract Agent shall mean such successor Person.

  Purchase Contract Agreement has the meaning stated in the second recital of this Agreement.

  Responsible Officer with respect to the Agent means the chairman of the Board of Directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

  Security means any security comprising a Unit, which may include Ordinary Shares, Notes, Purchase Contracts or Warrants.

  Security Agents means the Trustee, the Warrant Agent and the Purchase Contract Agent.

  Security Agreements means the Indenture, the Warrant Agent Agreement and the Purchase Contract Agreement.

  Trustee means the Person named as the Trustee in the first paragraph of this Agreement until a successor Trustee shall have become such pursuant to the applicable provisions of this Agreement, and thereafter Trustee shall mean such successor Person.

  Unit has the meaning stated in the fourth recital to this Agreement.

  Unit Certificate has the meaning stated in the fifth recital of this Agreement.

  Unit Register has the meaning specified in Section 3.7.

  Warrant means a warrant issued pursuant to the Warrant Agreement.

  Warrant Agent means the Person named as the Warrant Agent in the first paragraph of this Agreement until a successor Warrant Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter Warrant Agent shall mean such successor Person.

  Warrant Agreement has the meaning stated in the third recital of this Agreement.

2.     APPOINTMENT OF UNIT AGENT

  TPG hereby appoints the Agent to act as agent for TPG in accordance with the instructions set forth in this Agreement, and the Agent hereby accepts such appointment.

3.     UNITS

3.1   Forms Generally

(a)
The Unit Certificates shall be substantially in the form of Exhibit 1 or in such form (not inconsistent with Agreement) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer's Certificate detailing such establishment). The Unit Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of TPG executing the Securities constituting a part thereof may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization on which the Units may be listed or quoted or of any securities depository or to conform to general usage.

(b)
The Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Unit Certificates, as evidenced by their execution of the Securities constituting a part of the Units evidenced by such Unit Certificates.

(c)
The Units may be issued initially as Global Units in fully registered form or as Definitive Units. A beneficial interest in a Global Unit may not be exchanged for a Definitive Unit, except as provided in Section 3.11. For any issuance of Units, TPG shall execute, and each of the applicable Security Agents shall, in accordance with Section 3.6, authenticate and countersign, as appropriate, and deliver one or more Unit Certificates (comprised of its constituent Securities) that shall evidence all of the Units issued.

  The Definitive Unit Certificates shall be produced in any manner as determined by the officers of TPG executing the Units evidenced by such Definitive Unit Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

  Every Global Unit Certificate authenticated and executed on behalf of the Holders shall be registered in the name of the Depositary, delivered by the Agent to the Depositary or pursuant to such Depositary's instructions and shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

(d)
No failure on the part of TPG or the Agent or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by TPG or the Agent or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

3.2   Form of Certificate of Authentication and Countersignature

  The form of each Security Agent's certificate of authentication or countersignature, as applicable, of the Securities constituting a part of the Unit, shall be substantially in such form as set forth in the applicable Security Agreements.

3.3   Units

(a)
The Units may be issued in one or more series. They shall be issued upon the order of TPG (contained in an Issuer Order) or pursuant to such procedures acceptable to the Agent as may be specified from time to time by an Issuer Order, prior to the initial issuance of Units of any series. The Issuer Order shall specify:

(i)
the designation of the Units of the series, which shall distinguish the Units of the series from the Units of all other series;

(ii)
any limit upon the aggregate number of Units of the series that may be authenticated and delivered under this Agreement (disregarding any Units authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Units of the series pursuant to Section 3.7, 3.8 or 3.11);

(iii)
the designation of the Securities constituting a part of the Units of the series;

(iv)
whether and on what terms any Securities constituting a part of the Units of the series may be separated from the Units of the series and the other Securities constituting a part of such Units;

(v)
whether the Units are to be issuable as Global Units or as Definitive Units;

(vi)
any other events of default or covenants with respect to the Units of such series; and

(vii)
any other terms of the series (which terms shall not be inconsistent with the provisions of this Agreement).

  All Units of a series need not be issued at the same time, and may be issued from time to time, in a manner consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution or other such Issuer Order.

(b)
The aggregate number of Units that may be authenticated, countersigned and delivered under this Agreement is unlimited.

3.4   Denominations

  Units shall be issuable only in denominations of a single Unit or any integral multiple thereof.

3.5   Rights and Obligations Evidenced by the Units

  A unit shall evidence the number or amount of each type of constituent Securities specified on the face of the Unit Certificate representing a Definitive Unit or in Schedule A to a Unit Certificate representing Global Units.

3.6   Execution, Authentication, Delivery and Dating

  Upon the execution and delivery of this Agreement, and from time to time thereafter, TPG may deliver Unit Certificates (including the Securities executed by TPG constituting the Units evidenced by such Unit Certificates) to the applicable Security Agents for authentication and countersignature, as the case may be, of the Securities comprised by such Units, together with its Issuer Orders for authentication and countersignature of such Securities, and each applicable Security Agent in accordance with the applicable Security Agreement and Issuer Order shall authenticate and countersign the Securities constituting a part of the Units evidenced by such Unit Certificates.

  Notes constituting part of a Unit shall be executed on behalf of TPG in accordance with the terms of the Indenture. Purchase Contracts constituting part of a Unit shall be executed on behalf of TPG in accordance with the terms of the Purchase Contract Agreement. Warrants constituting part of a Unit shall be executed on behalf of TPG in accordance with the terms of the Warrant Agreement.

3.7   Registration of Transfer and Exchange

  At the option of the Holder thereof, Units may be transferred or exchanged for a Unit or Units having authorized denominations evidencing the number of Units transferred or exchanged, upon surrender of such Units to be so transferred or exchanged at the Corporate Trust Office of the Agent upon payment, if TPG shall so require, of the charges hereinafter provided. Whenever any Units are so surrendered for transfer or exchange, TPG shall execute, and each of the Security Agents, as appropriate, shall authenticate and/or countersign, and the Agent shall deliver the Units that the Holder making the transfer or exchange is entitled to receive. All Units (including the Securities constituting part of such Units) surrendered upon any exchange or transfer provided for in this Agreement shall be promptly canceled and disposed of in accordance with Section 3.10.

  Each Unit Certificate delivered upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of its constituent Securities and shall be entitled to the same benefits, and be subject to the same obligations, under each of the Security Agreements and this Agreement as the Units evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

  Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by TPG or the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to TPG and the Agent, duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided herein, the Agent shall register the transfer or exchange of any outstanding Unit Certificate upon the records to be maintained by it for that purpose (the Unit Register) at its Corporate Trust Office.

  No service charge shall be made for any transfer or exchange of a Unit, but TPG and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Units.

3.8   Mutilated, Destroyed, Lost or Stolen Unit Certificates

  If any mutilated Unit Certificate is surrendered to the Agent, TPG shall execute and deliver to each of the Security Agents, as appropriate, and each of the Security Agents shall authenticate, countersign and deliver, as appropriate, in exchange therefor new Securities comprised by Units of like tenor and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

  If there shall be delivered to TPG, the Agent and each applicable Security Agent (a) evidence to their satisfaction of the destruction, loss or theft of a Unit Certificate and (b) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to TPG and each applicable Security Agent that such Unit Certificate has been acquired by a bona fide purchaser, TPG shall execute and deliver to each applicable Security Agent and/or the Agent, as appropriate, and each applicable Security Agent (in accordance with each applicable Security Agreement) shall authenticate and countersign, and the Agent shall deliver to the Holder, as appropriate, in lieu of such destroyed, lost or stolen Unit Certificate, new Securities comprised by Units of like tenor and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

  Upon the issuance of a new Unit Certificate pursuant to this Section, TPG and the Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

  Every new Unit Certificate executed pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of TPG, whether or not the destroyed, lost or stolen Unit Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Unit Certificates delivered hereunder.

  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.

3.9   Persons Deemed Owners

  Prior to due presentment of a Unit Certificate for registration of transfer, TPG, each applicable Security Agent, the Agent and any agent of any of TPG, any applicable Security Agent or the Agent may treat the Person in whose name any Security evidenced by such Unit Certificate is registered as the owner of the Units evidenced thereby for all purposes whatsoever, whether or not payment with respect to any Security constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary. None of TPG, the Security Agents, the Agent or any agent of any of TPG, any Security Agent or the Agent shall be affected by notice to the contrary.

3.10 Cancellation

  All Unit Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than each applicable Security Agent and/or the Agent, as appropriate, be delivered to each applicable Security Agent and/or the Agent, as appropriate, and, if not already canceled, the constituent Securities evidenced by such Units shall be promptly canceled by each applicable Security Agent and/or the Agent, as appropriate. TPG may at any time deliver to each applicable Security Agent and/or the Agent, as appropriate, for cancellation any Unit Certificates previously authenticated, countersigned and delivered hereunder, under each applicable Security Agreement, which TPG may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Order of TPG, be promptly canceled by each applicable Security Agent and/or the Agent, as appropriate. No Unit Certificates shall be authenticated, countersigned and executed in lieu of or in exchange for any Unit Certificates canceled as provided in this Section, except as permitted by this Agreement. All canceled Unit Certificates held by the Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Agent to TPG, unless by Issuer Order TPG shall direct that canceled Unit Certificates be returned to it.

  If TPG or any Affiliate of TPG shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to each applicable Security Agent and/or the Agent, as appropriate, for the purpose of cancellation.

3.11 Exchange of Global Units and Definitive Units

  Holders of Global Units shall receive Definitive Units in exchange for interests in such Global Units if DTC notifies TPG that it is unwilling or unable to continue as Depositary with respect to the Global Units or if at any time it ceases to be a clearing agency under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuers within 90 days after receipt of such notice or after it becomes aware that DTC has ceased to be such a clearing agency.

  Definitive Units exchanged for interests in Global Units pursuant to this Section 3.11 shall be denominated in the amounts and registered in the name of such Person or Persons as the Depositary shall instruct the Agent and each of the Security Agents, as appropriate.

  Whenever Global Units are exchanged for Definitive Units the Agent shall cause Schedule A of the Global Unit to be endorsed to reflect any decrease in the Global Units as a result of such exchange, whereupon the Global Unit Certificate or Certificates shall be canceled and disposed of in accordance with Section 3.10.

  Prior to an issuance of Unit Certificates, TPG shall deliver to the Agent an Issuer Order containing the designation and terms of the applicable Units.

4.     AUTOMATIC SEPARATION OF UNITS; TERMINATION OF UNIT AGREEMENT

4.1   Automatic Separation of Units; Termination of Unit Agreement

  Prior to any automatic separation date, which, for each Unit, shall be specified by TPG in the Issuer Order authorizing such Unit (hereinafter referred to as Automatic Separation Date), the constituent Securities shall be purchased, exchanged and transferred only as Units. On the Automatic Separation Date designated for a Unit, such Unit shall automatically separate into its constituent Securities, and the Unit will cease to exist. On the Automatic Separation Date for a Unit, the Holder of such a Unit shall become the owner of its constituent Securities, which may thereafter be transferred as separate securities. Immediately upon the separation of a Unit into its constituent Securities, this Agreement shall terminate with respect to such Unit.

4.2   Effect of Termination

  If this Agreement is terminated as provided in Section 4.1, such termination shall be without liability of any party to any other party to this Agreement with respect to the terminated Unit and the obligations of TPG with respect to the Unit shall automatically cease upon the Automatic Separation Date and the Holder shall not have any claims with respect to the Unit, provided that the provisions of Section 6.5 shall survive the termination hereof pursuant to Section 4.1 and provided, further, that the provisions of this Section shall not limit the ability of the Holder to enforce its rights in accordance with the proviso in Section 5.1.

5.     OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF UNITS

5.1   Holder May Enforce Rights

  Any Holder of a Unit may, without the consent of the Agent, the Depositary, any participant of the Depositary or any other Holder, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against TPG suitable to enforce, or otherwise in respect of, its rights under this Agreement; provided that a Holder of a Unit may only enforce its rights under the Securities comprised by such Unit in accordance with the terms of each of the Security Agreements, as applicable.

6.     THE AGENT

6.1   Certain Duties and Responsibilities

(a)
The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)
No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(i)
the duties and obligations of the Agent with respect to the Units shall be determined solely by the express provisions of this Agreement and the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

(ii)
in the absence of bad faith on its part, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

(c)
The Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Agent, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts.

(d)
No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)
Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

(f)
The Agent is acting solely as agent for TPG hereunder and owes no fiduciary duties to any person by virtue of this Agreement.

6.2   Certain Rights of Agent

  Subject to the provisions of Section 6.1:

  (a)
  the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

  (b)
  any request, direction, order or demand of TPG mentioned herein shall be sufficiently evidenced by an Officer's Certificate or Issuer Order and any resolution of the Board of Directors of TPG, as the case may be, may be sufficiently evidenced by a Board Resolution;

  (c)
  the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

  (d)
  the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the constituent Securities, as the case may be;

  (e)
  the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

  (f)
  the Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

6.3   May Hold Units

  The Agent, each of the Security Agents, or any other agent of TPG, each of the Security Agents, or the Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with TPG and receive, collect, hold and retain collections from TPG with the same rights it would have if it were not such other agent, each of the Security Agents or the Agent.

6.4   Compensation and Reimbursement

  TPG agrees:

  (a)
  to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder;

  (b)
  except as otherwise expressly provided herein, to reimburse the Agent and any predecessor Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

  (c)
  to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

  The obligations of TPG under this Section to compensate and indemnify the Agent and any predecessor Agent and to pay or reimburse the Agent and any predecessor Agent for expenses, disbursements and advances shall survive the resignation or removal of such Agent or predecessor Agent or the termination hereof.

6.5   Corporate Agent Required; Eligibility

  There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Agent hereunder shall at all times be each of the Security Agents under each of the Security Agreements, subject to receipt of an opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Section. The Agent may appoint one or more sub-agents with offices or agencies in a city or cities outside the United States.

6.6   Resignation and Removal; Appointment of Successor

(a)
No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 6.8.

(b)
The Agent may resign by giving written notice thereof to TPG and the Holders, in accordance with Section 8.6 and Section 8.7, 90 days prior to the effective date of such resignation. If TPG shall fail to appoint a successor to the Agent within a period of 90 days after it has been so notified in writing by the Agent or by the registered holder of a Unit Certificate, then the registered holder of any Unit Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Agent. Pending appointment of a successor to the Agent, either by TPG or by such a court, the duties of the Agent shall be carried out by TPG.

(c)
The Agent may be removed at any time by the filing with it of an instrument in writing signed on behalf of TPG and specifying such removal and the date when the removal is intended to become effective.

(d)
If at any time:

(i)
the Agent shall cease to be eligible under Section 6.6, or shall cease to be eligible as Security Agents under any of the Security Agreements, and shall fail to resign after written request therefor by TPG or by any Holder; or

(ii)
the Agent shall become incapable of acting with respect to the Units or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent or Agents. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Agent and appoint a successor Agent.

(e)
If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, TPG, by Board Resolution, shall promptly appoint a successor Agent or Agents (other than TPG) and shall comply with the applicable requirements of Section 6.8. If no successor Agent shall have been so appointed by TPG and accepted appointment in the manner required by Section 6.8, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

(f)
TPG shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent to all Holders of Units in accordance with Section 8.7. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

6.7   Acceptance of Appointment by Successor

(a)
In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to TPG and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent, with like effect as if originally named as Agent hereunder; but, on the request of TPG or the successor Agent, such retiring Agent shall, upon payment of all amounts due and payable to it pursuant to Section 6.5, execute and deliver an instrument transferring to such successor Agent all the rights and powers of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

(b)
Upon request of any such successor Agent, TPG shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c)
No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be eligible under this Agreement.

(d)
Upon acceptance of appointment by any successor Agent as provided in this Section, TPG shall give notice thereof to the Holders of Units in accordance with Section 8.7. If the acceptance of appointment is substantially contemporaneous with the resignation of the Agent, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.7. If TPG fails to give such notice within 10 days after acceptance of appointment by the successor Agent, the successor Agent shall cause such notice to be given at TPG's expense.

6.8   Merger, Conversion, Consolidation or Succession to Business

  Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the agency business of the Agent, shall be the successor of the Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Section.

6.9   Tax Compliance

(a)
The Agent on its own behalf and on behalf of TPG, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable U.S. Federal and State tax laws, regulations or administrative practice (i) with respect to payments on, or transfer or redemption of the constituent Securities and (ii) if specifically instructed by TPG, with respect to the issuance, delivery, holding, or exercise of rights (other than by payment, transfer or redemption) under the constituent Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns with respect to, and the timely payment of, all amounts required to be withheld to the appropriate taxing authority or its designated agent. TPG will provide to the Agent such information as it may reasonably request in order to comply with this Section.

(b)
The Agent shall comply with any direction received from TPG with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 6.10(a) hereof.

(c)
The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request at reasonable times during normal business hours to TPG and its authorized representatives duly authorized in writing.

(d)
Unless otherwise specified pursuant to Section 3.3, the portion of the issue price of any Units of any series consisting of Notes and other Securities allocable to such Notes shall equal the portion of the issue price that is in the same proportion to such issue price as the fair market value of such Notes bears to the aggregate fair market value of such Notes and other Securities, taken as a whole. TPG and the Holders agree not to file any tax returns, or take a position with any tax authority, that is inconsistent with the characterization of the Notes as debt.

(e)
Unless otherwise specified pursuant to Section 3.3, TPG by the issuance and sale of any Unit and any Holder of a Unit by his acceptance thereof agree to (in the absence of any applicable administrative ruling or judicial determination to the contrary) treat the Securities that constitute any Unit as separate securities and to file all U.S. Federal, State and local tax returns consistent with the treatment of such Unit as constituted by separate securities.

7.     CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

7.1   Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Except Under Certain Terms

  TPG covenants that it will not consolidate, merge with any other Person, convey, transfer or lease all or substantially all of its properties and assets substantially as an entirety to any Person, unless (i) TPG shall be the continuing corporation, or the successor corporation (if other than TPG) shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by TPG by supplemental agreement in form satisfactory to the Agent executed and delivered to the Agent by such corporation, (ii) neither TPG nor such successor corporation immediately after such transaction shall be in default in the performance of any such covenant or condition and (iii) TPG and the successor corporation have delivered to the Agent an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied.

7.2   Rights and Duties of Successor Corporation

  In case of any such consolidation, merger, conveyance, transfer or lease of the properties and assets of TPG substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which TPG is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to and be substituted for, and may exercise every right and power of, TPG under the Unit Certificates and this Agreement with the same effect as if such successor had been named as TPG herein; and thereafter, except in the case of a lease, TPG shall be discharged of all obligations and covenants under this Agreement and the Unit Certicates. Such successor corporation thereupon may cause to be signed, and may issue (subject to the provisions of each of the Security Agreements), any or all of the constituent Securities issuable hereunder which theretofore shall not have been signed by TPG and delivered to the Agent; and, upon the order of such successor corporation, instead of TPG, and subject to all the terms, conditions and limitations in this Agreement prescribed, each of the Security Agents and the Agent shall authenticate, countersign and deliver, as applicable, any constituent Securities that previously shall have been signed and delivered by the officers of TPG each of the Security Agents for authentication and countersignature, and any constituent Securities evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to each of the Security Agents.

  In case of any such consolidation, merger, conveyance, transfer or lease such change in phraseology and form (but not in substance) may be made in the Unit Certificates thereafter to be issued as may be appropriate.

7.3   Opinion of Counsel to Agent

  The Agent subject to Sections 6.1 and 6.2 may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, comply with the provisions of this Section.

8.     MISCELLANEOUS PROVISIONS

8.1   Amendments

(a)
This Agreement and the terms of the Units may be amended (by means of an agreement supplemental hereto or otherwise) by TPG and the Agent, without the consent of the Holders, (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (ii) to evidence and provide for the acceptance of appointment hereunder by a successor Agent with respect to the Units, (iii) in any other manner which TPG may deem necessary or desirable and which will not adversely affect the interests of the affected Holders or (iv) to comply with the United States Securities Act of 1933, as amended, the Exchange Act or the United States Investment Company Act of 1940, as amended.

(b)
TPG and the Agent may modify or amend this Agreement (by means of an agreement supplemental hereto or otherwise) with the consent of Holders holding not less than a majority in number of the then outstanding Units for any purpose; provided, however, that no such modification or amendment that materially and adversely affects the rights of the affected Holders or reduces the percentage of the number of outstanding Units, the consent of the Holders of which is required for modification or amendment of this Agreement, may be made without the consent of each Holder affected thereby. In the case of Units evidenced by one or more Global Unit Certificates, TPG and the Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Unit Certificate. Such certification may be provided by participants of the Depositary acting on behalf of such beneficial owners of Units, provided that any such certification is accompanied by a certification from the Depositary as to the Unit holdings of such participants.

(c)
Upon the request of TPG, accompanied by a copy of a Board Resolution (which Board Resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officer's Certificate) authorizing the execution of any such amendment, and upon the filing with the Agent of evidence of any required consent of Holders as aforesaid, the Agent shall join with TPG in the execution of such amendment unless such amendment affects the Agent's own rights, duties or immunities under this Agreement or otherwise, in which case the Agent may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by, any amendment permitted by this Section, the Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The fact and date of the execution of any consent of Holders, or the authority of the Person executing the same, may be proved in any manner which the Agent (with the approval of TPG) deems sufficient.

(d)
To the extent that the consent of the Holders is required, it shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(e)
TPG may, but shall not be obligated to, set a record date for purposes of determining the identity of Holders of Units entitled to consent to any action by consent authorized or permitted hereby. If any record date is set pursuant to this paragraph, the Holders of the outstanding Units on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Units, whether or not such Holders remain Holders after such record date. The ownership of Units shall be proved by the Unit Register.

8.2   Incorporators, Stockholders, Officers and Directors of TPG Immune from Liability

  No recourse under or upon any obligation, covenant or agreement contained in this Agreement, in the Indenture, in any Security Agreements or in any constituent Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer, attorney-in-fact or director, as such, of TPG or of any successor corporation, either directly or through TPG or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Units by the Holders thereof and as part of the consideration for the issue thereof, provided that nothing in this Section shall impair the obligations, covenants and agreements of TPG contained in this Agreement and in any constituent Securities constituting a part of the Units.

8.3   Compliance Certificates and Opinions

  Except as otherwise expressly provided by this Agreement, upon any application or request by TPG to the Agent to take any action under any provision of this Agreement, TPG shall furnish to the Agent an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

  (a)
  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

  (b)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (c)
  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (d)
  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

8.4   Form of Documents Delivered to Agent

  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

  Any certificate, statement or opinion of an officer or counsel of or for TPG may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate, statement or opinion is based are erroneous. Any such certificate, statement or opinion may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of TPG, as applicable, stating that the information with respect to such factual matters is in the possession of TPG, unless information with respect to such matters are such that the officer or counsel knows, or in the exercise of reasonable care should know, that the certificate, statement, opinion or representations are erroneous.

  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not be, consolidated into one instrument.

8.5   Maintenance of Office or Agency

  So long as Units are authorized for issuance pursuant to this Agreement or are outstanding hereunder, TPG will maintain in the Borough of Manhattan, The City of New York, an office or agency where Units may be presented or surrendered for delivery, where Units may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of Units and this Agreement may be served. TPG hereby initially designates the Agent as its office or in the Borough of Manhattan, The City of New York, for each of said purposes. TPG will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time TPG shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Agent, and TPG hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

  TPG may also from time to time designate one or more other offices or agencies where Units may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve TPG of its obligations to maintain offices or agencies provided for in this Section. TPG will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

8.6   Acts of Holders

(a)
Any request, demand, authorization, direction, notice, consent, waiver or other action of Holders provided or permitted by this Agreement may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to

(i)
the Agent at its [Corporate Trust Office], Attention: [Corporate Trustee Administration Department], or at any other address previously furnished in writing by the Agent to the Holders and TPG, and

(ii)
TPG where expressly required, at TPG N.V. at Neptunusstraat 41-63, 2132 JA, Hoofddorp, The Netherlands, Attention: [    •    ], or at any other address previously furnished in writing to the Agent by TPG.

  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 6.1) conclusive in favor of the Agent and TPG, if made in the manner provided in this Section.

(b)
Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Unit Certificate shall bind every future Holder of the same Unit Certificate and the Holder of every Unit Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof with respect to anything done, omitted or suffered to be done by the Agent or TPG in reliance thereon, whether or not notation of such action is made upon such Unit Certificate.

8.7   Notices to Holders; Waiver

  TPG may cause notice to be given to the Holders by providing the Agent with a form of notice to be distributed (a) in the case of Definitive Units, by the Agent to the Holders by first-class mail, or (b) in the case of Global Units, by the Agent to the Depositary who shall give notice to its participants in accordance with the custom and practices of the Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

8.8   Notices

  Other than as expressly provided herein, any notice or demand authorized by this Agreement to be given or made pursuant to this Agreement shall be sufficiently given or made if sent by mail, first-class (registered or certified, return receipt requested) and postage prepaid, addressed to the appropriate Person as follows:

    TPG N.V.
    Neptunusstraat 41-63
    2132 JA
    Hoofddorp
    The Netherlands

    Attention: [                        ]

    [                        ]
    [                        ]

    Attention: [                        ]

  Any party may change the information above by giving notice in one of the manners provided in this Section.

8.9   Effect of Headings and Table of Contents

  The Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

8.10 Successors and Assigns

  All covenants and agreements in this Agreement by TPG, the Agent and each of the Security Agents, as applicable, shall bind the respective successors and assigns, whether so expressed or not.

8.11 Separability Section

  In case any provision in this Agreement or in the Units, Unit Certificates or constituent Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

8.12 Benefits of Agreement

  Nothing in this Agreement, the Units and the constituent Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be bound by all of the terms and conditions hereof and of the Units and the constituent Securities evidenced by the Units, by their acceptance of delivery of such Units.

8.13 Governing Law

  This Agreement, the Units and the constituent Securities shall be governed and construed in accordance with the laws of the State of New York. This agreement, (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction. [This agreement has been negotiated, executed and delivered in the State of New York.]

8.14 Counterparts

  This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

8.15 Inspection of Agreement

  A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Agent for inspection by any Holder.

SIGNATORIES

        IN WITNESS WHEREOF, TPG, the Agent and each of the Security Agents have duly executed this Agreement as of the day and year first above set forth.

TPG N.V.
By:	Name: Title:
Name: Title:
[ ]
By:	Name: Title:

SCHEDULE 1

FORM OF UNIT CERTIFICATE
FACE

        [IF THE UNIT CERTIFICATE IS TO BE A GLOBAL UNIT CERTIFICATE, INSERT PARAGRAPH—This Unit Certificate is a Global Unit Certificate within the meaning of the Unit Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the Depositary) or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        Unless this Unit Certificate is presented by an authorized representative of the Depositary [(55 Water Street, New York)] to TPG N.V. or its agent for registration of transfer, exchange or payment, and any Unit issued is registered in the name of [Cede & Co.] or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to [Cede & Co.] or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, [Cede & Co.], has an interest herein.

UNIT CERTIFICATE

(issuable in integral multiples of                        Units)

Evidencing the Ownership of and Rights of the Holder Under the Units Specified Below.

CUSIP No.

Certificate No.

Number of Units

This Unit Certificate certifies that                        (the Holder), or registered assigns, is the registered owner of            Units.

Each Unit represents ownership by the Holder of [specify Securities constituting parts of the Unit].

[Designated Unit Register]

[Other Terms of Units:]

[INSERT ORDINARY SHARE, NOTE, PURCHASE CONTRACT AND WARRANT CERTIFICATES, AS APPLICABLE]

[IF UNIT CERTIFICATE IS A GLOBAL UNIT CERTIFICATE, INSERT THIS SCHEDULE]

SCHEDULE A

GLOBAL
UNIT CERTIFICATE
SCHEDULE OFEXCHANGES

        The initial number of Units represented by this Global Unit Certificate is                        . In accordance with the Unit Agreement pursuant to which this Global Unit Certificate has been issued, the following reductions of the number of Units represented by this Global Unit Certificate have occurred:

Date of Reduction	Number Reduced by Separation of the Component Parts of this Unit	Number Reduced by Exercise of Warrants	Number Reduced by Settlement of Purchase Contracts	Number of Units Outstanding Following any such Reduction	Notation Made by or on Behalf of Paying Agent

[IF UNIT IS A DEFINITIVE UNIT, INSERT THIS SCHEDULE]

SCHEDULE B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Unit(s) represented by this Certificate to:

(Insert assignee's social security or tax identification number)
(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Unit Certificate on the books of the Issuers. The agent may substitute another to act for him or her.
Date:
Signature(s):

(Sign exactly as your name appears on the other side of this Unit Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

QuickLinks

  Exhibit 4.7
FORM OF UNIT AGREEMENT
CONTENTS
UNIT AGREEMENT
SIGNATORIES
  SCHEDULE 1
FORM OF UNIT CERTIFICATE FACE
UNIT CERTIFICATE
  SCHEDULE A
GLOBAL UNIT CERTIFICATE SCHEDULE OFEXCHANGES
FORM OF ASSIGNMENT